Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 3, 2013, relating to the financial statements and financial statement schedule of Trulia, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012 and included in the Prospectus in Registration Statement No. 333-187033.

/s/ Deloitte & Touche LLP
San Jose, California
March 14, 2013